Exhibit 10.5

GCP Applied Technologies Inc.
2016 STOCK INCENTIVE PLAN

1.Purposes. The purposes of this Plan are (a) to enable Key Persons to have incentives related to Common Stock, (b) to encourage Key Persons to increase their interest in the growth and prosperity of the Company and to stimulate and sustain constructive and imaginative thinking by Key Persons, (c) to further the identification of interests of Key Persons with the interests of the Company's stockholders, and (d) to induce the service or continued service of Key Persons and to enable the Company to compete with other organizations offering similar or other incentives in obtaining and retaining the services of the most highly qualified individuals.

2.Definitions. When used in this Plan, the following terms shall have the meanings set forth in this section 2.
Board of Directors: The Board of Directors of the Company.
Cessation of service (or words of similar import): When a person ceases to be an employee of the Company or a Subsidiary, or ceases to serve as a Director, as appropriate. For purposes of this definition, if an entity that was a Subsidiary ceases to be a Subsidiary, persons who immediately thereafter remain employees of that entity (and are not employees of the Company or an entity that is a Subsidiary) shall be deemed to have ceased service.
Change in Control: Shall be deemed to have occurred if (a) the Company determines that any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, has become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of twenty (20%) percent or more of the outstanding Common Stock of the Company (provided, however, that a Change in Control shall not be deemed to have occurred if such person has become the beneficial owner of twenty (20%) percent or more of the outstanding Common Stock as the result of a sale of Common Stock by the Company that has been approved by the Board of Directors); (b) individuals who are "Continuing Directors" (as defined below) cease to constitute a majority of any class of the Board of Directors; (c) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a "Corporate Transaction"), in each case, with respect to which the stockholders of the Company immediately prior to such Corporate Transaction do not, immediately after the Corporate Transaction, own fifty (50%) percent or more of the combined voting power of the corporation resulting from such Corporate Transaction; or (d) the stockholders of the Company approve a complete liquidation or dissolution of the Company. "Continuing Director" means any member of the Board of Directors who was such a member on the date on which this Plan was approved by the Committee and any successor to such a Continuing Director who is approved as a nominee or elected to succeed a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors.

Code: The Internal Revenue Code of 1986, as amended, and the rules and regulations issued thereunder.

Exhibit 10.5

Committee: The Board of Directors, the Compensation Committee of the Board of Directors of the Company or any other committee or entity designated by the Board of Directors to administer stock incentive and stock option plans of the Company and the Subsidiaries generally or this Plan specifically. However, the grant of Stock Incentives to individuals who are subject to Section 16 of the Exchange Act or Section 162(m) of the Code may only be made by a Committee which consists of not less than two (2) members of the Board of Directors of the Company, each of whom is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code and the regulations thereunder.
Common Stock: The common stock of the Company, par value $.01 per share, or such other class of shares or other securities or property as may be applicable pursuant to the provisions of section 9.

Company: GCP Applied Technologies Inc., a Delaware corporation.

Continuing Director: The meaning set forth in the definition of "Change in Control" above.

Corporate Transaction: The meaning set forth in the definition of "Change in Control" above.

Covered Employee: A Key Person of the Company or a Subsidiary who is subject to Code Section 162(m).

Director: A member of the Board of Directors of the Company who is not an employee of the Company.

Effective Date: The date that the Plan becomes effective in accordance with section 10.
Exchange Act: The Securities Exchange Act of 1934, as amended.
Exercise Period: The meaning set forth in section 15(a)(iii) of this Plan.
Fair Market Value: (a) The mean between the high and low sales prices of a share of Common Stock in New York Stock Exchange composite transactions on the applicable date, as reported in The Wall Street Journal or another newspaper of general circulation, or, if no sales of shares of Common Stock were reported for such date, on the next preceding date for which such sales were so reported, or, if the shares are not traded on the New York Stock Exchange, (b) the fair market value of a share of Common Stock determined in accordance with any other reasonable method approved by the Committee in such a manner as to comply with Code Section 409A.
Incentive Stock Option: An Option that states that it is an incentive stock option and that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder applicable to incentive stock options, as in effect from time to time.
Issuance (or words of similar import): The issuance of authorized but unissued Common Stock or the transfer of issued Common Stock held by the Company or a Subsidiary.

Exhibit 10.5

Key Person: Either (i) an employee of the Company or a Subsidiary who, in the opinion of the Committee, has contributed or can contribute significantly to the growth and successful operations of the Company or one or more Subsidiaries, as determined by the Committee, or (ii) a Director. The grant of a Stock Incentive to an employee shall be deemed a determination by the Committee that such person is a Key Person.
Legacy Awards: The meaning set forth in section 13 of this Plan.
Net Exercise Option: An Option described in section 7 hereof.
Nonstatutory Stock Option: An Option that is not an Incentive Stock Option.
Option: An option granted under this Plan to purchase shares of Common Stock.
Option Agreement: An agreement setting forth the terms of an Option.
Performance Award: A Stock Incentive that is awarded in accordance with the provisions of section 16 of this Plan.
Performance Measure: One or more of the following criteria, or such other operating objectives, with respect to a Performance Award, selected by the Committee to measure performance of the Company or any Subsidiary or other business division of same for a Performance Period, whether in absolute or relative terms: basic or diluted earnings per share of Common Stock; revenue; operating income; net income (either before or after taxes); earnings and/or net income before interest and taxes; earnings and/or net income before interest, taxes, depreciation and amortization; return on capital; return on equity; return on assets; net cash provided by operations; free cash flow; Common Stock price; economic profit; economic value added; total stockholder return; gross margins and costs. Each such measure shall be determined in accordance with generally accepted accounting principles as consistently applied and, as determined by the independent accountants of the Company in the case of a Performance Award to a Covered Employee, to the extent intended to meet the performance-based compensation exception under Code Section 162(m), or as determined by the Committee for other Performance Awards, adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles.
Performance Period: A period of not less than one (1) year over which the achievement of targets for Performance Measures is determined.
Plan: The 2016 Stock Incentive Plan of the Company herein set forth, as the same may from time to time be amended.
Previously Granted Option: The meaning set forth in section 6(i) of this Plan.

Exhibit 10.5

SAR: A “stock appreciation right” granted under this Plan to, upon exercise of such right, an amount in cash, shares of Common Stock, or a combination of cash and shares, equal in value to the product of (i) the excess, if any, of the Fair Market Value of one share of Common Stock over the exercise price of the applicable SAR, multiplied by (ii) the number of shares of Common Stock in respect of which the SAR has been exercised.
Service: Service to the Company or a Subsidiary as an employee or as a Director (as appropriate). “To serve” has a correlative meaning.
Stock Award: An issuance of shares of Common Stock or an undertaking (other than an Option or SAR) to issue such shares in the future including, without limitation, a “restricted stock unit” granted under this Plan.
Spread: The meaning set forth in section 15(a)(iii) of this Plan.

Stock Incentive: A stock incentive granted under this Plan in one of the forms provided for in section 3.

Stock Incentive Agreement: An agreement setting forth the terms of any Stock Incentive (including for the avoidance of doubt an Option Agreement).
Subsidiary: A corporation (or other form of business association) of which shares (or other ownership interests) having fifty (50%) percent or more of the voting power regularly entitled to vote for directors (or equivalent management rights) are owned, directly or indirectly, by the Company, or any other entity designated as such by the Board of Directors with respect to whose employees Common Stock would constitute “service recipient stock” as defined under Treasury Regulations Section 1.409A-1(b)(5)(iii) or any successor provision; provided, however, that in the case of an Incentive Stock Option, the term "Subsidiary" shall mean a Subsidiary (as defined by the preceding clause) that is also a "subsidiary corporation" as defined in Section 424(f) of the Code and the regulations thereunder, as in effect from time to time.
Tandem SAR: A SAR that is exercisable only at such time or times and to the extent that the Option to which the SAR relates is exercisable in accordance with the terms of the related Option, and shall have the same exercise price per share of Common Stock as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.
3.     Grants of Stock Incentives. (a) Subject to the provisions of this Plan, the Committee may at any time and from time to time, grant Stock Incentives under this Plan to, and only to, Key Persons.
(a)    The Committee may grant a Stock Incentive to be effective at a specified future date or upon the future occurrence of a specified event. For the purposes of this Plan, any such Stock Incentive shall be deemed granted on the date it becomes effective. An agreement or other commitment to grant a Stock Incentive that is to be effective in the future shall not be deemed the grant of a Stock Incentive until the date on which such Stock Incentive becomes effective.
(b)    A Stock Incentive may be granted in the form of:

Exhibit 10.5

(i)    a Stock Award, or
(i)an Option or SAR, or
(ii)a Net Exercise Option, or
(iii)a combination of a Stock Award, an Option, SAR and/or Net Exercise     Option.
4.     Stock Subject to this Plan. (a) Subject to the provisions of paragraphs (c) and (d) of this section 4 and the provisions of section 9, the maximum number of shares of Common Stock that may be issued pursuant to Stock Incentives granted under this Plan shall not exceed Seven Million (7,000,000) (which maximum number includes Stock Incentives granted in respect of Legacy Awards as provided in section 13). Authorized but unissued shares of Common Stock and issued shares of Common Stock held by the Company or a Subsidiary, whether acquired specifically for use under this Plan or otherwise, may be used for purposes of this Plan.
(a)If any shares of Common Stock subject to a Stock Incentive shall not be issued and shall cease to be issuable because of the termination, in whole or in part, of such Stock Incentive or for any other reason, or if any such shares shall, after issuance, be reacquired by the Company or a Subsidiary from the recipient of such Stock Incentive, or from the estate of such recipient, for any reason, such shares shall no longer be charged against the limitation provided for in paragraph (a) of this section 4 and may again be made subject to Stock Incentives; provided that, no more than Seven Million (7,000,000) shares of Common Stock (adjusted as provided in section 9) may be issued under Incentive Stock Options issued under this Plan.
(c)    The maximum number of shares of Common Stock that may be subject to Stock Incentives granted to any one Covered Employee during any one calendar year shall be limited to One Million (1,000,000) shares of Common Stock (subject to adjustment as provided in section 9). To the extent required by Section 162(m) of the Code and so long as Section 162(m) of the Code is applicable to persons eligible to participate in the Plan, shares of Common Stock subject to the maximum in the preceding sentence with respect to which the related Stock Incentive is terminated, surrendered or canceled shall nonetheless continue to be taken into account with respect to such maximum for the calendar year in which granted.
(d)    Notwithstanding any other provision of this Plan, for each share of Common Stock issued under the Plan as a Stock Award, three (3) shares of the limit specified in paragraph (a) of this section 4 shall be regarded as utilized; and for each share of Common Stock that is covered by a grant of an Option or SAR under the Plan, one (1) share of that limit will be regarded as utilized (subject to the provisions of section 7 with respect to Net Exercise Options).
5.     Stock Awards. Except as otherwise provided in section 12, Stock Incentives in the form of Stock Awards shall be subject to the following provisions:
(a)For purposes of this Plan, all shares of Common Stock subject to a Stock Award shall be valued at not less than one hundred (100%) percent of the Fair Market Value of such shares on the date such Stock Award is granted, regardless of whether or when such shares are issued pursuant to such Stock Award and whether or not such shares are subject to restrictions affecting their value.

Exhibit 10.5

(b)Shares of Common Stock subject to a Stock Award may be issued to a Key Person at the time the Stock Award is granted, or at any time subsequent thereto, or in installments from time to time. In the event that any such issuance shall not be made at the time the Stock Award is granted, the Stock Award may provide for the payment to such Key Person, either in cash or shares of Common Stock, of amounts not exceeding the dividends that would have been payable to such Key Person in respect of the number of shares of Common Stock subject to such Stock Award (as adjusted under section 9) if such shares had been issued to such Key Person at the time such Stock Award was granted. Any Stock Award may provide that the value of any shares of Common Stock subject to such Stock Award may be paid in cash, on each date on which shares would otherwise have been issued, in an amount equal to the Fair Market Value on such date of the shares that would otherwise have been issued.
(c)The material terms of each Stock Award shall be determined by the Committee. Each Stock Award shall be evidenced by a written instrument consistent with this Plan. It is intended that a Stock Award would be made contingent upon the attainment of one or more specified objectives (which objectives may, for the avoidance of doubt, relate solely to the continued provisions of Service by the recipient of a Stock Award) and may be made subject to restrictions on the sale or other disposition of the Stock Award or the shares subject thereto for a period of two or more years (or such other shorter or longer period as the Committee may determine).
(d)A Stock Award shall be granted for such lawful consideration as may be provided therein.
6.     Options and SARs. Except as otherwise provided in section 12, Stock Incentives in the form of Options and SARs shall be subject to the following provisions:
(a)The exercise price per share of Common Stock shall not be less than one hundred (100%) percent of the Fair Market Value of a share of Common Stock on the date the Option or SAR (as applicable) is granted; and such exercise price per share of Common Stock shall not be reduced, by action of the Board of Directors or otherwise, at any time after the date the Option or SAR (as applicable) is granted (subject to section 9 hereof). The exercise price that may be due on the exercise of an Option and any withholding tax that may be due on the exercise of an Option or SAR may be paid in cash, or, if so provided in the Option Agreement, (i) in shares of Common Stock (including shares issued pursuant to the Option being exercised), or (ii) in a combination of cash and such shares; provided, however, that (A) no shares of Common Stock delivered in payment of the exercise price of an Option may be "immature shares," as determined in accordance with generally accepted accounting principles in effect at the time, with any shares of Common Stock delivered to the Company in payment of the exercise price of an Option or withholding tax due in respect of an Option or SAR to be valued at their Fair Market Value on the date of exercise; and (B) for the avoidance of doubt, payment may be made in cash through a “cashless exercise,” to the extent permitted by applicable law, by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds of shares of Common Stock otherwise deliverable under the exercised Option, as is necessary to pay the Option exercise price, and, if requested, the minimum amount of any federal, state, local or foreign withholding taxes due in respect of the Option or SAR (and to facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms). No indication of ownership of shares of Common Stock shall be issued upon the exercise

Exhibit 10.5

of an Option until the exercise price due for such shares has been paid in full and arrangements have been made for any tax withholding due.
(b)If so provided in an Option Agreement (but subject to paragraph (i) of this section 6), the Company may grant, in conjunction with any Option being granted, a Tandem SAR in respect of such Option.
(c)Each Option or SAR may be exercisable in full at the time of grant, or may become exercisable in one or more installments and at such time or times or upon the occurrence of such events, as may be specified in the applicable Stock Incentive Agreement, as determined by the Committee. Unless otherwise provided in the applicable Stock Incentive Agreement, an Option or SAR (as applicable), to the extent it is or becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of such Option or SAR.
(d)Each Option or SAR shall be exercisable during the life of the holder only by the holder and, after the holder’s death, only by his estate or by a person who acquires the right to exercise the Option or SAR by will or the laws of descent and distribution. Unless otherwise provided in the applicable Stock Incentive Agreement, an Option or SAR, to the extent that it shall not have been exercised or canceled, shall terminate as follows after the holder ceases to serve: (i) if the holder shall voluntarily cease to serve without the consent of the Committee or shall have his service terminated for cause, the Option or SAR shall terminate immediately upon cessation of service; (ii) if the holder shall cease to serve by reason of death, incapacity or retirement under a retirement plan of the Company or a Subsidiary, the Option or SAR shall terminate three (3) years after the date on which he ceased to serve; and (iii) except as provided in the next sentence, in all other cases the Option or SAR shall terminate three (3) months after the date on which the holder ceased to serve unless the Committee shall approve a longer period (which approval may be given before or after cessation of service) not to exceed three (3) years. If the holder shall die or become incapacitated during the three (3) month period (or such longer period as the Committee may approve) referred to in the preceding clause (iii), the Option or SAR shall terminate three (3) years after the date on which he ceased to serve. A leave of absence for military or governmental service or other purposes shall not, if approved by the Committee (which approval may be given before or after the leave of absence commences), be deemed a cessation of service within the meaning of this paragraph (d). Notwithstanding the foregoing provisions of this paragraph (d) or any other provision of this Plan, no Option or SAR shall be exercisable after expiration of a period of ten (10) years from the date the Option or SAR is granted and no Incentive Stock Option shall be exercisable after expiration of a period of five (5) years from the date the Incentive Stock Option is granted.
(a)No Option or SAR, nor any right thereunder, may be assigned or transferred except by will or the laws of descent and distribution and except, in the case of a Nonstatutory Stock Option or SAR, pursuant to a qualified domestic relations order (as defined in the Code), unless otherwise provided in the Stock Incentive Agreement.
(b)An Option may, but need not, be an Incentive Stock Option; provided, however, that (i) no Incentive Stock Option may be granted more than ten (10) years after the earlier of adoption of the Plan by the Committee or approval by the Company’s stockholders; (ii) the exercise price of any Incentive Stock Option granted to a Key Person who owns (within the meaning of Section 422(b)(6) of the Code, after the application of the attribution rules in Section 424(d) of the Code) more than ten (10%) percent of the total combined voting power of all classes of shares of stock of the Company or any parent or Subsidiary of the Company shall be not less than one hundred ten (110%) percent of the Fair Market Value of the Common Stock on the grant date and the term

Exhibit 10.5

of such stock option shall not exceed five (5) years; (iii) the aggregate Fair Market Value (determined as of the time an Incentive Stock Option is granted) of the shares subject to each installment becoming exercisable for the first time in any calendar year under Incentive Stock Options granted (under all plans, including this Plan, of his employer corporation and its parent and subsidiary corporations) to the Key Person to whom such Incentive Stock Option is granted shall not exceed One Hundred Thousand Dollars ($100,000); (iv) Incentive Stock Options shall only be issued to Key Persons who are employees of the Company or of a Subsidiary; and (v) no Option issued under the Plan shall be an Incentive Stock Option unless the Plan is approved by the stockholders of the Company within twelve (12) months of its adoption by the Committee.
(c)The material terms of each Option or SAR shall be determined by the Committee. Each Option shall be evidenced by a written instrument consistent with this Plan (i.e., an Option Agreement) and shall specify whether the Option is an Incentive Stock Option or a Nonstatutory Stock Option. An Option or SAR may include restrictions and limitations in addition to those provided for in this Plan.
(d)Options shall be granted for such lawful consideration as may be provided for in the Option Agreement.
(e)Subject to section 9 hereof, no transaction or series of transactions shall have the effect of exchanging all or any portion of any Option or SAR granted under this Plan (any such award, a "Previously Granted Option") for, or replacing all or any portion of any Previously Granted Option with, a new Option or SAR (as applicable), where the exercise price per share of Common Stock under the new Option or SAR is less than such exercise price applicable under the Previously Granted Option.
7.    Net Exercise Options. A “Net Exercise Option” is an Option that is a Nonstatutory Stock Option, where the applicable Option Agreement specifies that the Company will reduce the number of shares issued under the Option upon exercise by the minimum whole number of shares with a Fair Market Value sufficient to pay the aggregate exercise price of the exercised shares. (If the Fair Market Value of the whole number of shares withheld exceeds the aggregate exercise price of the exercised shares, the excess fractional share shall be forfeited by the Option holder.) Shares of Common Stock that are withheld to pay the exercise price on a Net Exercise Option shall not be charged against the limitation provided for in paragraph (a) of section 4 and may again be made subject to Stock Incentives.
8.     Combination of Stock Awards, Options and/or SARs. Stock Incentives authorized by paragraph (c)(iv) of section 3 in the form of combinations of Stock Awards, Options and/or SARs shall be subject to the following provisions:
(a) A Stock Incentive may be a combination of any form of Stock Award and any form of Option and/or SAR; provided, however, that the terms and conditions of such a Stock Incentive pertaining to a Stock Award are consistent with section 5 and the terms and conditions of such a Stock Incentive pertaining to an Option or SAR are consistent with section 6 and in the case of an Incentive Stock Option, the combination is not in violation of Treasury Regulations Section 1.422-5(d).
(a)Such a combination Stock Incentive shall be subject to such other terms and conditions as may be specified therein, including, without limitation, a provision terminating,

Exhibit 10.5

in whole or in part, a portion thereof upon the exercise in whole or in part of another portion thereof.
(b)The material terms of each combination Stock Incentive shall be determined by the Committee. Each combination Stock Incentive shall be evidenced by a written instrument consistent with this Plan.
9.     Adjustment Provisions. (a) In the event that any reclassification, split-up (whether by a dividend payable in Common Stock or otherwise), or consolidation of the Common Stock shall be effected, or the outstanding shares of Common Stock are, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities or property of the Company or for shares of the stock or other securities or property of any other corporation or person; (i) the number, kind, and class of shares or other securities or property that may be issued pursuant to Stock Incentives thereafter granted (including for the avoidance of doubt the numbers of shares referenced in section 4 hereof), (ii) the number, kind and class of shares or other securities or property that have not been issued under outstanding Stock Incentives (including for the avoidance of doubt the numbers of shares referenced in section 4 hereof); (iii) the purchase price to be paid (or exercise price, in the case of SARs) per share or other unit under outstanding Stock Incentives; and (iv) the price to be paid per share or other unit by the Company or a Subsidiary for shares or other securities or property issued pursuant to Stock Incentives that are subject to a right of the Company or a Subsidiary to re-acquire such shares or other securities or property, shall in each case be equitably adjusted as determined by the Committee.

(b)     In the event that there shall occur any spin-off or other distribution of assets of the Company to its shareholders (including without limitation an extraordinary dividend), (i) the number, kind and class of shares or other securities or property that may be issued pursuant to Stock Incentives thereafter granted (including for the avoidance of doubt the numbers of shares referenced in section 4 hereof), (ii) the number, kind and class of shares or other securities or property that have not been issued under outstanding Stock Incentives (including for the avoidance of doubt the numbers of shares referenced in section 4 hereof), (iii) the purchase price to be paid (or exercise price, in the case of SARs) per share or other unit under outstanding Stock Incentives, and (iv) the price to be paid per share or other unit by the Company or a Subsidiary for shares or other securities or property issued pursuant to Stock Incentives that are subject to a right of the Company or a Subsidiary to re-acquire such shares or other securities or property, shall in each case be equitably adjusted as determined by the Committee.
10.    Term.     Effective as of and after the date that this Plan is approved by the shareholders (the “Effective Date”), Stock Incentives may be awarded hereunder. This Plan shall terminate, and no Stock Incentives shall be issued hereunder, as of the first business day on or after the ten-year anniversary of the Effective Date.
11.     Administration. (a) This Plan shall be administered by the Committee, which shall have full authority to act in the matter of selection of Key Persons and in granting Stock Incentives to them and such other authority as is granted to the Committee by this Plan. Notwithstanding any other provision of this Plan, the Board of Directors may exercise any and all powers of the Committee with respect to this Plan, except to the extent that the possession or exercise of any power by the Board of Directors would cause any Stock Incentive to become subject to, or to lose an exemption from, Section 162(m) of the Code or Section 16(b) of the Exchange Act.

Exhibit 10.5

(a)The Committee may establish such rules and regulations, not inconsistent with the provisions of this Plan, as it deems necessary to determine eligibility to be granted Stock Incentives under this Plan and for the proper administration of this Plan, and the Committee may amend or revoke any rule or regulation so established. The Committee may make such determinations and interpretations under or in connection with this Plan as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its Subsidiaries, its shareholders and its directors, officers and employees, and upon their respective legal representatives, beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.
(b)    Members of the Board of Directors and members of the Committee acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability in the performance of their duties, except as otherwise provided by applicable law.
12.     General Provisions. (a) Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any person any right to continue in the service of the Company or a Subsidiary, or shall affect the right of the Company or of a Subsidiary to terminate the service of any person with or without cause.
(b)     No shares of Common Stock shall be issued pursuant to a Stock Incentive unless and until all legal requirements applicable to the issuance of such shares have, in the opinion of counsel to the Company, been complied with. In connection with any such issuance, the person acquiring the shares shall, if requested by the Company, give assurances, satisfactory to counsel to the Company, in respect of such matters as the Company or a Subsidiary may deem desirable to assure compliance with all applicable legal requirements.
(a)No person (individually or as a member of a group), and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purposes of this Plan or subject to any Stock Incentive, except as to such shares of Common Stock, if any, as shall have been issued to him.
(b)In the case of a grant of a Stock Incentive to a Key Person who is employed by a Subsidiary, such grant may provide for the issuance of the shares covered by the Stock Incentive to the Subsidiary, for such consideration as may be provided or as a contribution to the Subsidiary’s capital, upon the condition or understanding that the Subsidiary will transfer the shares to the Key Person in accordance with the terms of the Stock Incentive.
(c)In the event the laws of a country in which the Company or a Subsidiary has employees prescribe certain requirements for Stock Incentives to qualify for advantageous tax treatment under the laws of that country (including, without limitation, laws establishing options analogous to Incentive Stock Options), the Committee, may, for the benefit of such employees, amend, in whole or in part, this Plan and may include in such amendment additional provisions for the purposes of qualifying the amended plan and Stock Incentives granted thereunder under such laws; provided, however, that (i) the terms and conditions of a Stock Incentive granted under such amended plan may not be more favorable to the recipient than would be permitted if such Stock Incentive had been granted under this Plan as herein set forth, (ii) all shares allocated to or utilized for the purposes of such amended plan shall be subject to the limitations of section 4, and (iii) the provisions of the amended plan may restrict but may not extend or amplify the provisions of sections 9 and 13.

Exhibit 10.5

(d)The Company or a Subsidiary may make such provisions as either may deem appropriate for the withholding of any taxes that the Company or a Subsidiary determines is required to be withheld in connection with any Stock Incentive.
(e)Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice, or arrangement for the payment of compensation or benefits to directors, officers, or employees generally, or to any class or group of such persons, that the Company or any Subsidiary now has or may hereafter put into effect, including, without limitation, any incentive compensation, retirement, pension, group insurance, stock purchase, stock bonus, or stock option plan.
(f)Stock Incentives under the Plan are intended to be either exempt from Code Section 409A or in compliance with Code Section 409A and the Plan shall be so administered and interpreted (including, for the avoidance of doubt, that (i) the exercise price per share of Common Stock of any Option or SAR shall be established (and adjusted, as applicable) in a manner that satisfies the requirements of Code Section 409A and (ii) for any Stock Incentive that constitutes “nonqualified deferred compensation” within the meaning of Code Section 409A, (x) each payment under a Stock Incentive shall be treated as a separate payment for purposes of Code Section 409A, (y) a recipient thereof shall not be considered to have experienced a cessation of service unless the recipient has experienced a “separation from service” within the meaning of Code Section 409A and (z) in the event that the recipient is a “specified employee” within the meaning of Code Section 409A (as determined in accordance with the methodology established by the Company), any such compensation that would otherwise be payable during the six-month period immediately following the recipient’s cessation of service by reason of such cessation of service shall instead be paid or provided on the first business day following the date that is six (6) months following the recipient’s cessation of service). Any Stock Award which is not intended to meet the requirements for a “short-term deferral” under Treasury Regulations Section 1.409A-1(b)(4) or is otherwise not exempt from Section 409A will be issued pursuant to an agreement that complies with Section 409A. The Committee shall take no action under the Plan that would cause a Stock Incentive under the Plan to fail to either be exempt from Code Section 409A or in compliance with Code Section 409A. Notwithstanding the foregoing, Stock Incentive recipients are solely responsible for the tax consequences to them of Stock Incentives under the Plan, including any tax consequences under Code Section 409A.
13.     Acquisitions. If the Company or any Subsidiary should merge or consolidate with, or purchase stock or assets or otherwise acquire the whole or part of the business of, another entity, the Company, upon the approval of the Committee, (a) may assume, in whole or in part and with or without modifications or conditions, any stock incentives granted by the acquired entity to its directors, officers, employees or consultants in their capacities as such, or (b) may grant new Stock Incentives in substitution therefor. Any such assumed or substitute Stock Incentives may contain terms and conditions inconsistent with the provisions of this Plan (including the limitations set forth in paragraph (d) of section 4), including additional benefits for the recipient; provided, however, that if such assumed or substitute Stock Incentives are Incentive Stock Options, such terms and conditions are permitted under the plan of the acquired entity. For the purposes of any applicable plan provision involving time or a date, a substitute Stock Incentive shall be deemed granted as of the date of grant of the original stock incentive. For all purposes under this Plan, the Stock Incentives granted under this Plan in substitution of the stock incentives assumed by the Company pursuant to that certain Employee Matters Agreement, dated as of January 27, 2016, by and among W. R. Grace & Co., a Delaware corporation, W. R. Grace & Co.-Conn., a Connecticut corporation, and

Exhibit 10.5

the Company, are deemed to constitute Stock Incentives granted to Key Persons in accordance with the provisions of this section 13 (without regard to the limitations set forth in section 4(c) and (d)) (the “Legacy Awards”).
14.    Amendments and Termination. (a) Anytime subsequent to the Effective Date, this Plan may be amended or terminated by the Committee; provided, however, that, without the approval of the stockholders of the Company, no amendment shall be made that (i) causes this Plan to cease to comply with applicable law; (ii) permits any person who is not a Key Person to be granted a Stock Incentive (except as otherwise provided in section 13); (iii) increases the maximum number of shares of Common Stock that may be issued pursuant to Stock Incentives granted under this Plan (subject to the provisions of section 4(c) and the provisions of section 9); (iv) amends the provisions of paragraph (d) of section 4, paragraph (a) of section 5 or paragraph (a) or paragraph (f) of section 6 to permit shares to be valued at, or to have a purchase price of, respectively, less than the percentage of Fair Market Value specified therein; (v) amends section 10 to extend the date set forth therein; or (vi) amends this section 14.
(b)     No amendment or termination of this Plan shall adversely affect any Stock Incentive theretofore granted, and no amendment of any Stock Incentive granted pursuant to this Plan shall adversely affect such Stock Incentive, without the consent of the holder thereof.
15.    Change in Control Provisions. Unless otherwise provided in a given Stock Incentive Agreement:
(a)     Notwithstanding any other provision of this Plan to the contrary, in the event of a Change in Control:
(i)Any Options and/or SARs outstanding as of the date on which such Change in Control occurs, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant;
(ii)All restrictions and deferral limitations applicable to Stock Incentives shall lapse, and Stock Incentives shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant;
(iii)During the sixty (60)-day period from and after a Change in Control (the "Exercise Period"), unless the Committee shall determine otherwise at the time of grant, the holder of an Option shall have the right, in lieu of the payment of the purchase price for the shares of Common Stock being purchased under the Option, by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Option to the Company and to receive cash, within thirty (30) days after such notice, in an amount equal to the amount by which the Fair Market Value per share of Common Stock on the date of such election shall exceed the purchase price per share of Common Stock under the Option (the "Spread") multiplied by the number of shares of Common Stock subject to the Option as to which the right subject to this section 15(a)(iii) shall have been exercised; and

Exhibit 10.5

(b)    The Committee shall take such action as it deems appropriate and equitable to effectuate the purposes of this Plan and to protect the grantees of Options and SARs, which action may include, without limitation, any one or more of the following, provided such action is in compliance with Code Section 409A if applicable: (i) acceleration or change of the exercise and/or expiration dates of any Option or SAR to require that exercise be made, if at all, prior to the Change in Control; (ii) cancellation of any Option or SAR upon payment to the holder in cash of the Fair Market Value of the shares subject to such Option or SAR as of the date of (and, to the extent applicable, as established for purposes of) the Change in Control, less the aggregate exercise price, if any, of the Option or SAR; and (iii) in any case where equity securities of another entity are proposed to be delivered in exchange for or with respect to shares of Common Stock of the Company, arrangements to have such other entity replace the Options or SARs granted hereunder with awards with respect to such other securities, with appropriate adjustments in the number of shares subject to, and the exercise prices under, the Option or SAR (as applicable).

16.    Performance Awards.

(a)    The Committee, in its discretion, may authorize the granting, vesting, payment and/or delivery of any form of Stock Incentive as Performance Awards to such Key Persons upon achievement of such targets for Performance Measures during a Performance Period as are selected by the Committee. The Committee, in its discretion, shall determine the Key Persons eligible for Performance Awards, the targets for Performance Measures to be achieved during each Performance Period, and the type, amount, and terms and conditions of any Performance Awards. Performance Awards may be granted either alone or in addition to other Stock Incentives made under the Plan.

(b)    If the Company is subject to Code Section 162(m), in connection with any Performance Awards granted to a Covered Employee which are intended to meet the performance-based compensation exception under Code Section 162(m), the Committee shall (i) establish in the Performance Award Agreement the specific targets relative to the Performance Measures which must be attained before the respective Performance Award is granted, vests, or is otherwise paid or delivered, (ii) provide in the applicable Performance Award Agreement the method for computing the portion of the Performance Award which shall be granted, vested, paid and/or delivered if the target or targets are attained in full or part, and (iii) at the end of the relevant Performance Period and prior to any such grant, vesting, payment or delivery certify the extent to which the applicable target or targets were achieved and whether any other material terms were in fact satisfied. The specific targets and the method for computing the portion of such Performance Award which shall be granted, vested, paid or delivered to any Covered Employee shall be established by the Committee prior to the earlier to occur of (A) ninety (90) days after the commencement of the Performance Period to which the Performance Measure applies and (B) the elapse of twenty-five (25%) percent of the Performance Period and in any event while the outcome is substantially uncertain. In interpreting Plan provisions applicable to Performance Measures and Performance Awards which are intended to meet the performance-based compensation exception under Code Section 162(m), it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(2), and the Committee in interpreting the Plan shall be guided by such provisions.